Exhibit 99.2

P.O. BOX 8016, CARY, NC 27512-9903

NCR CORPORATION

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

INFORMATION STATEMENT MATERIALS

THIS NOTICE WILL ENABLE YOU TO ACCESS MATERIALS FOR INFORMATIONAL PURPOSES ONLY

YOU ARE NOT REQUIRED TO RESPOND OR TAKE ANY OTHER ACTION

NCR Corporation (“NCR”) is providing this notice to you because you hold NCR common stock or you participate in a plan that invests in NCR common stock. NCR has released materials for your information regarding the spin-off of NCR Atleos, LLC, a wholly-owned subsidiary of NCR (“NCR Atleos”), from NCR. To effect the spin-off, NCR will distribute, on a pro rata basis to its common stockholders as of the record date for the distribution, shares of NCR Atleos common stock. Immediately following the distribution, NCR and NCR Atleos will be two independent, publicly traded companies. NCR Atleos, LLC will be renamed NCR Atleos Corporation prior to the consummation of the spin-off.

NCR is providing this notice and the materials FOR YOUR INFORMATION ONLY. These materials consist of the information statement that NCR Atleos has prepared in connection with the spin-off (the “Information Statement”), plus any supplements thereto and certain periodic reports filed by NCR Atleos since the date of the Information Statement. You are NOT required to respond or take any other action. NCR is NOT soliciting a proxy or other consent from you in connection with the spin-off. These materials are NOT a form for voting.

This notice provides instructions on how you can access the materials described above. The materials contain important information, and we encourage you to review them. You may view the materials (including the Information Statement) online at www.proxydocs.com/ncr. Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. If you want to receive a paper or e-mail copy of the materials, you must request one by using one of the methods below. You will not otherwise receive a paper copy. There is no charge to you for requesting a copy. In order to receive paper copies, please make this request on or before [●] in order to facilitate timely delivery.